Exhibit 10.1

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER (this “Amendment”) is made and entered into effective as of August 13, 2019, by and between NORTECH SYSTEMS INCORPORATED, a Minnesota corporation (“Borrower”), and BANK OF AMERICA, N.A., a national banking association (the “Lender”).

RECITALS:

A.          Borrower and Lender are parties to a certain Loan and Security Agreement dated as of June 15, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms not otherwise defined in this Amendment shall have the meanings assigned to them in the Loan Agreement.

B.          The Borrower has requested that the Lender (i) amend and modify certain terms and provisions of the Loan Agreement and (ii) waive the Borrower’s non-compliance with certain provisions set forth in the Loan Agreement.

C.          The Lender has agreed to grant such waiver and to so amend the Loan Agreement upon the terms and subject to the conditions set forth in this Amendment.

AGREEMENTS:

NOW, THEREFORE, in consideration of the premises herein set forth and for other good and valuable consideration, the nature, receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.           Recitals. The Borrower and the Lender agree that the Recitals set forth above are true and correct.

2.           Waiver.

   a.          Pursuant to Section 9.3.1 of the Loan Agreement, the Borrower is required maintain a Fixed Charge Coverage Ratio of at least 1.0 to 1.0 for each period of four Fiscal Quarters. The Borrower has informed the Lender that the Fixed Charge Coverage Ratio for the four Fiscal Quarter period ending June 30, 2019 was less than 1.0 to 1.0. Such non-compliance with Section 9.3.1 of the Loan Agreement constitutes an Event of Default pursuant to Section 10.1(c) of the Loan Agreement (the “Existing Default”).

   b.          Borrower has requested that the Lender waive the Existing Default. Subject to the Borrower’s full satisfaction of all conditions precedent set forth in Section 4 below, the Lender hereby so waives the Existing Default. The foregoing waiver shall not apply to any other provision of the Loan Agreement or the other Loan Documents, and shall not give rise to any course of dealing or course of performance with respect to future requests.

3.           Amendments.

  a.           Definitions.

  i.     Section 1.1 of the Loan Agreement is hereby amended by amending and restating the following definitions in their entirety as follows:

Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for Borrower and its Subsidiaries for any applicable measurement period, of (a) EBITDA minus (i) Capital Expenditures (except those financed with Borrowed Money other than Revolver Loans) (ii) cash taxes paid and (iii) Distributions made, to (b) Fixed Charges.

LIBOR: for any Interest Period, the per annum rate of interest (rounded up to the nearest 1/8th of 1%) determined by Lender at approximately 11:00 a.m. (London time) two Business Days prior to an interest period, for a term comparable to such period, equal to the London Interbank Offered Rate, or comparable or successor rate approved by Lender, as published on the applicable Reuters screen page (or other commercially available source designated by Lender from time to time); provided, that any comparable or successor rate shall be applied by Lender, if administratively feasible, in a manner consistent with market practice; and provided further, that in no event shall LIBOR be less than zero.

Swap Obligations: obligations under an agreement relating to a Swap.

ii.     Section 1.1 of the Loan Agreement is hereby amended by inserting the following new defined terms in their proper alphabetical order:

Beneficial Ownership Certification: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, in form and substance satisfactory to Lender.

Beneficial Ownership Regulation: 31 C.F.R. §1010.230.

Covered Entity: (a) a "covered entity," as defined and interpreted in accordance with 12 C.F.R. §252.82(b); (b) a "covered bank," as defined in and interpreted in accordance with 12 C.F.R. §47.3(b); or (c) a "covered FSI," as defined in and interpreted in accordance with 12 C.F.R. §382.2(b).

Swap: as defined in Section 1a(47) of the Commodity Exchange Act.

b.         Application of LIBOR to Outstanding Loans. Section 3.1.2(b) of the Loan Agreement is hereby amended by adding the following sentence immediately following the “.” at the end thereof:

Lender does not warrant or accept responsibility for, nor shall it have any liability with respect to, administration, submission or any other matter related to any rate used in determining LIBOR or with respect to any alternate or replacement for or successor to any such rate, or the effect of any of the foregoing.

c.         Inability to Determine Rates. Section 3.6 of the Loan Agreement is hereby amended by adding the following sentence immediately following the “.” at the end thereof:

Notwithstanding the foregoing, Lender may propose an alternative interest rate for the applicable Loan, which Borrower may elect to apply to the Loan.

d.         Organization and Qualification. Section 8.1.1 of the Loan Agreement is hereby amended by adding the following sentence immediately following the “.” at the end thereof:

No Obligor is, or is a subsidiary of, a credit institution, investment firm, or parent company of a credit institution or investment firm, in each case that is established in a member state of the European Union, Iceland, Liechtenstein or Norway, and no Obligor is a Covered Entity. The information included in the most recently provided Beneficial Ownership Certification is true and complete in all respects.

e.          ERISA. Section 8.1.17(b) of the Loan Agreement is hereby amended by adding the following sentence immediately following the “.” at the end thereof:

Borrower is not and will not be using "plan assets" (within the meaning of ERISA Section 3(42) or otherwise) of one or more benefit plans with respect to its entrance into, participation in, administration of and performance of the Loans, Letter of Credits, Commitments or Loan Documents.

f.          Patriot Act Notice; Beneficial Ownership Regulation. Section 11.17 of the Loan Agreement is hereby amended by (a) renaming such section “Patriot Act Notice; Beneficial Ownership” and (b) inserting the following immediately prior to the “.” at the end thereof:

; including the Patriot Act and Beneficial Ownership Regulation.

g.          Miscellaneous; Qualified Financial Contract. Section 11 of the Loan Agreement is hereby amended by adding new Section 11.19 to read as follows:

11.19.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap or any other agreement or instrument that is a QFC (such support, "QFC Credit Support", and each such QFC, a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

   11.19.1   Covered Party. If a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regimes if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. If a Covered Party or BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regimes if the Supported QFC and Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a defaulting lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

   11.9.2     Definitions. As used in this Section, (a) "BHC Act Affiliate" means an "affiliate," as defined in and interpreted in accordance with 12 U.S.C. §1841(k); (b) "Default Right" has the meaning assigned in and interpreted in accordance with 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable; and (c) "QFC" means a "qualified financial contract," as defined in and interpreted in accordance with 12 U.S.C. §5390(c)(8)(D).

4.     Conditions Precedent. This Amendment shall become effective upon delivery to the Lender of the following, each in form and substance acceptable to the Lender:

 a.     This Amendment, duly executed by the Borrower and the Lender.

 b.     A certificate of the Secretary or Assistant Secretary of Borrower that (i) attests to and attaches a copy of the resolutions authorizing the execution, delivery and performance of this Amendment, (ii) contains an incumbency certificate showing the names and titles, and bearing the signatures of the officers that are authorized to execute this Amendment, and (iii) certifies that there has been no amendment to Borrower’s Articles Incorporation or By-Laws since true and accurate copies of the same were last delivered and certified to the Lender or attaches the same, and certifies that the foregoing remain in full force and effect as of the date of this Amendment.

 c.     Such other documents, instruments and agreements as the Lender may reasonably require.

5.    Representations; No Default. Borrower represents and warrants that: (a) Borrower has the power and legal right and authority to enter into this Amendment and has duly authorized the execution and delivery of this Amendment and other agreements and documents executed and delivered by Borrower in connection herewith, (b) neither this Amendment nor the agreements contained herein contravene or constitute a Default or Event of Default under the Loan Agreement or a default under any other agreement, instrument or indenture to which Borrower is a party or a signatory, or any provision of Borrower’s Articles of Incorporation or By-Laws or, to the best of Borrower’s knowledge, any other agreement or requirement of law, or result in the imposition of any lien or other encumbrance on any of its property under any agreement binding on or applicable to Borrower or any of its property except, if any, in favor of the Lender, (c) no consent, approval or authorization of or registration or declaration with any party, including but not limited to any governmental authority, is required in connection with the execution and delivery by Borrower of this Amendment or other agreements and documents executed and delivered by Borrower in connection herewith or the performance of obligations of Borrower herein described, except for those which Borrower has obtained or provided and as to which Borrower has delivered certified copies of documents evidencing each such action to the Lender, (d) no events have taken place and no circumstances exist at the date hereof which would give Borrower grounds to assert a defense, offset or counterclaim to the obligations of Borrower under the Loan Agreement or any of the other Loan Documents, (e) there are no known claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys’ fees) of any kind, character or nature whatsoever, fixed or contingent, which Borrower may have or claim to have against the Lender, which might arise out of or be connected with any act of commission or omission of the Lender existing or occurring on or prior to the date of this Amendment, including, without limitation, any claims, liabilities or obligations arising with respect to the indebtedness evidenced by any promissory note executed by Borrower in favor of the Lender, (f) the representations and warranties of Borrower contained in the Loan Agreement are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date and (g) except as expressly set forth in Section 2 above, no Default or Event of Default has occurred and is continuing under the Loan Agreement.

6.    Affirmation, Further References. The Lender and the Borrower each acknowledge and affirm that the Loan Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Loan Agreement (except as amended by this Amendment) and of each of the other Loan Documents shall remain unmodified and in full force and effect. All references in any document or instrument to the Loan Agreement are hereby amended and shall refer to the Loan Agreement as amended by this Amendment.

7.    Severability. Whenever possible, each provision of this Amendment and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

8.    Successors. This Amendment shall be binding upon the Borrower and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Lender and to the respective successors and assigns of the Lender.

9.    Costs and Expenses. The Borrower agrees to reimburse the Lender, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorneys’ fees and legal expenses of counsel for the Lender) incurred in connection with the Loan Agreement, including in connection with the negotiation, preparation and execution of this Amendment and all other documents negotiated, prepared and executed in connection with this Amendment, and in enforcing the obligations of the Borrower under this Amendment, and to pay and save the Lender harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment.

10.   Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

11.   Counterparts; Digital Copies. This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and any party to this Amendment may execute any such agreement by executing a counterpart of such agreement. A facsimile or digital copy (pdf) of this signed Amendment shall be deemed to be an original thereof.

12.   Governing Law. This Amendment shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of law principles thereof.

13.   Release of Rights and Claims. Borrower, for itself and its successors and assigns, hereby releases, acquits, and forever discharges the Lender and its successors and assigns for any and all manner of actions, suits, claims, charges, judgments, levies and executions occurring or arising from the transactions entered into with the Lender prior to entering into this Amendment whether known or unknown, liquidated or unliquidated, fixed or contingent, direct or indirect which Borrower may have against the Lender.

14.   No Waiver. Except as expressly provided in Section 2 above, nothing contained in this Amendment (or in any other agreement or understanding between the parties) shall constitute a waiver of, or shall otherwise diminish or impair, the Lender’s rights or remedies under the Loan Agreement or any of the other Loan Documents, or under applicable law.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have entered into this Amendment as of the date first above written.

BORROWER:	NORTECH SYSTEMS INCORPORATED By:/s/ Constance M. Beck Name: Constance M. Beck Title: CFO
LENDER:	BANK OF AMERICA, N.A. By: /s/ Brian Conole Name: Brian Conole Title: Senior Vice President

[Signature Page to Second Amendment to Loan Agreement and Waiver]